EXHIBIT 10.49


                              EMPLOYMENT AGREEMENT


          EMPLOYMENT AGREEMENT dated April 29, 2003, effective as of January 1, 2003 (this "Agreement"), by and between EDWARD G. NEWMAN (the "Executive"), and XYBERNAUT CORPORATION, a Delaware corporation (the "Company").

          WHEREAS, the Executive has been employed as the President and Chief Executive Officer of the Company; and

          WHEREAS, the Company desires to continue to employ the Executive as the Chief Executive Officer of the Company and the Executive desires to continue his employment with the Company in the aforementioned capacity, all upon the terms and provisions, and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          Section 1. Definitions. As used in this Agreement the following terms shall have the meanings set forth in this Section 1:

          (a) "Affiliate" of any Person means any stockholder or person or entity controlling, controlled by under common control with such Person, or any director, officer or key executive of such Person or any of their respective relatives. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings that correspond to the foregoing.

          (b) "Cause" shall mean (i) the Company being subjected to any criminal liability under any applicable law as a result of any action or inaction on the part of the Executive, which the Executive did not, at the time, reasonably believe to be in the best interests of the Company; (ii) the conviction or admission of the Executive of, or plea by the Executive of nolo contendre to, a felony or crime involving moral turpitude which the Board of Directors concludes is likely to have a material and adverse effect on the reputation of the Company; (iii) if the Executive is chronically addicted to any narcotic or other illegal or controlled substance or repeatedly abuses any alcoholic product or any prescription stimulants or depressant, as determined by a physician designated by the Company, which in the reasonable opinion of the Board of Directors of the Company materially interferes with Executive's performance of his duties and obligations hereunder; (iv) the Executive commits any act of fraud, or steals or misappropriates any asset or property of the Company, including, without limitation, any act of theft or embezzlement; or (v) a breach of a material provision of this Agreement by the




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Executive  which is not cured by the  Executive  within ten (10)  business  days after written notice of such breach is received by the Executive from the Company.

          (c) "Change of Control" shall mean the occurrence of any of the following: (i) a Person or group of Persons, other than any current member of the Board of Directors, obtains beneficial ownership of at least thirty percent (30%) of the outstanding capital stock of the Company; (ii) a change in the membership of more than fifty percent (50%) of the current Board of Directors in any twelve (12) month period; or (iii) a sale of all or substantially all of the assets of the Company and its subsidiaries.

          (d) "Common Stock" shall mean the common stock, par value $.01 per share, of the Company, and any other class of common stock of the Company created after the date of this Agreement in accordance with the Company's Certificate of Incorporation and applicable law.

          (e) "Competing Business" shall mean any business, enterprise or other Person that as one of its businesses or activities, is engaged in the business of manufacturing, selling, marketing, licensing or distributing wearable computers or the solutions associated therewith that are provided by the Company.

          (f) "Confidential and Proprietary  Information" shall mean any and all
(i) confidential or proprietary information or material not in the public domain about or relating to the business, operations, assets or financial condition of the Company or any Affiliate of the Company or any of the Company's or any such Affiliate's trade secrets, including, without limitation, research and development plans or projects; data and reports; computer materials such as programs, instructions and printouts; formulas; product testing information; business improvements, processes, marketing and selling strategies; strategic business plans (whether pursued or not); joint venture strategies; budgets; unpublished financial statements; licenses; pricing, pricing strategy and cost data; information regarding the skills and compensation of executives; the identities of clients and potential clients; intellectual property strategies and any work on any patents, trademarks and tradenames, prior to any filing or the use thereof in commerce; pricing, timing, sales terms, service plans, methods, practices, strategies, forecasts, know-how and other marketing techniques; and (ii) information, documentation or material not in the public domain by virtue of any action by or on the part of the Executive, the knowledge of which gives or may give the Company or any Affiliate of the Company an advantage over any Person not possessing such information. For purposes hereof, the term Confidential and Proprietary Information shall not include any information or material (i) that is known to the general public other than due to a breach of this Agreement by the Executive or (ii) was disclosed to the Executive by a Person who the Executive did not reasonably believe was bound to a confidentiality or similar agreement with the Company.

          (g)  "Employment  Term" shall have the  meaning  given to that term in
Section 2 hereof.

          (h) "GAAP" shall mean generally accepted United States accounting principles, as from time to time in effect.



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          (i) "Good Reason" shall mean (i) a substantial  change to or reduction
in  the   duties   or   responsibilities   of  the   Executive   such  that  the
responsibilities   of  the  Executive  are  no  longer   commensurate  with  the
Executive's office with the Company as set forth herein; (ii) the occurrence of a Change of Control; provided that in order for a Change of Control to constitute "Good Reason" the factors set forth in items (i) or (iii) shall have also occurred; (iii) a change in the Executive's office from that of Chief Executive Officer of the Company which is not concurred in by the Executive within three (3) months of its occurrence; or (iv) the breach of a material term or provisions of this Agreement by the Company which is not cured by the Company within ten (10) business days after written notice of such breach is received by the Company from the Executive.

          (j) "Gross Revenues" for each twelve (12) month period during the Term shall have the meaning of gross revenues of the Company set forth in the audited annual financial statements of the Company for the applicable twelve (12) months and which shall be determined in accordance with GAAP applied on a consistent basis.

          (k) "Incapacity" shall mean any illness or mental or physical incapacity or disability which prevents the Executive from performing his duties or obligations hereunder for a continuous period of one hundred twenty (120) consecutive days or for shorter periods aggregating one hundred eighty (180) days within any consecutive twelve (12) month period.

          (l) "Inventions" shall mean inventions, discoveries, concepts and ideas, whether patentable or not, including, without limitation, processes, methods, formulae and techniques, and improvements thereof or know-how related thereto, concerning any business activity of the Company or any Affiliate of the Company, with which the Executive becomes, directly or indirectly, involved as a result in whole or in part, directly or indirectly, of the Executive's employment by the Company, or any Affiliate of the Company.

          (m)  "Performance  Bonus" shall have the meaning given to that term in
Section 4(d) hereof.

          (n) "Person" shall mean, without limitation, any natural person, corporation, partnership, limited liability company, joint stock company, joint venture association, trust or other similar entity or firm.

          (o) "Prior Agreement" shall mean that certain Employment Agreement dated as of January 1, 2000 between the Executive and the Company.

          (p) "Salary" shall have the meaning given to that term in Section 4(a) hereof.

          (q) "Without Cause" shall mean the termination of the Executive's employment hereunder by the Company (and not the Executive), other than termination by the Company due to the Executive's death or Incapacity or based upon Cause.

          Section 2. Employment and Term. The Company hereby employs the Executive as the Chief Executive Officer of the Company and the Executive hereby accepts such employment in that capacity, upon the terms and provisions, and subject to the conditions, set forth in this Agreement, for a term of two (2) years, commencing on January 1, 2003, and



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terminating on December 31, 2004, unless earlier  terminated as provided in this
Agreement (the "Employment Term").

          Section 3. Executive's Duties.

          (a) The Executive shall be the senior and chief executive officer of the Company responsible for the Company's strategic operations including, without limitation, overseeing the management of the Company's day-to-day operations and the strategic planning of the Company. The Executive shall report directly and only to the Board of Directors. The Executive shall also serve as Chairman of the Board of Directors of the Company. The Executive shall no longer serve as President of the Company.

          (b) The Executive shall devote substantially all of his business time, effort, skill and attention to the business, operations and affairs of the Company and to the furtherance of the interests, business and prospects of the Company. The Executive shall perform the Executive's duties and obligations hereunder diligently, competently, faithfully and to the best of his ability. Subject to disclosure to the Company's general corporate counsel, the Executive may serve on the board of directors or other governing boards of other corporations or businesses or industry organizations; provided that such service does not materially interfere with the Executive's performance of his duties and obligations hereunder.

          (c) The Executive agrees to execute policy statements and agreements that the Company may, from time to time, reasonably require all of its senior executive officers to execute.

          Section 4. Compensation.

          (a) In consideration of the performance of all of the duties and obligations to be performed by the Executive hereunder, the Company agrees to pay, and the Executive agrees to accept, for each year of the Employment Term a salary (the "Salary") at an annual rate of $300,000, payable in accordance with the Company's regular payroll practices as from time to time in effect, less all withholdings and other deductions required to be deducted in accordance with any applicable federal, state, local or foreign law, rule or regulation.

          (b) At the sole discretion of the Board of Directors of the Company the Executive may be paid a discretionary annual bonus in cash, Common Stock, options to purchase Common Stock, Stock Appreciation Rights ("SAR's") or any combination thereof, in such an amount, if any, and based upon such criteria as the Board of Directors of the Company may from time to time consider appropriate.

          (c) Concurrently with the execution and delivery of this Agreement, the Company will issue to the Executive options to purchase 300,000 shares of the Company's Common Stock (the "Signing Options"). The Signing Options will have an exercise price equal to the average closing price of the shares of the Company's Common Stock equal to the closing price of the shares of Common Stock on December 31, 2002. The Signing Options shall vest as follows: 150,000 on December 31, 2003 and 150,000 on December 31, 2004. The Signing



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

Options shall have a term of ten (10) years and options issued pursuant to the Company's stock option plans.

          (d) As additional consideration for Executive's services to the Company hereunder, the Company shall pay Executive an annual bonus (the "Performance Bonus"), based upon the Company's performance during the Employment Term, commencing with the fiscal year from January 1, 2003 through December 31, 2003, and for the fiscal year from July 1, 2004 through December 31, 2004, if applicable, if earned, in the form of options to purchase shares of the Company's Common Stock, in an amount equal to the greater of (i) two percent (2%) of the excess over the Revenue Goal (as hereinafter defined), if the Revenue Goal is attained for the applicable fiscal year; or (ii) five percent (5%) of the excess over Net Profit Goal (as hereinafter defined), if the Net Profit Goal is attained for the applicable fiscal year. For purposes hereof, the term "Revenue Goal" for the fiscal year ended December 31, 2003 shall mean a fifty percent (50%) increase of the Company's revenues for the fiscal year when compared to the prior fiscal year; and for the fiscal year commencing January 1, 2004, the Revenue Goal shall be mutually agreed to by the Executive and the Compensation Committee of the Company's Board of Directors (based upon good faith negotiations) by December 15, 2003. For purposes hereof, the term "Net Profit Goal" shall be the attainment of profitability by the Company for the fiscal year ended December 31, 2003; and for the fiscal year commencing January 1, 2004 shall be as mutually agreed to by the Executive and the Compensation Committee of the Company's Board of Directors (based upon good faith negotiations) by December 15, 2003. The calculation of whether any Performance Bonus is due for any fiscal year during the Employment Term shall be made by the Board of Directors and upon the Company's issuance of its audited annual financial statements. The Performance Bonus, if earned, shall be paid within thirty (30) days of the publication of the audited financial statements of the Company for the applicable year in the form of options to purchase shares of the Company's Common Stock valued at an exercise price equal to the average of the closing market price of the shares of the Company's Common Stock for the thirty
(30) days prior to the end of the applicable fiscal year, or at the request of the Executive, shares of the Company's Common Stock. Any options issued in respect of the Performance Bonus shall be subject to the terms and provisions of the Company's stock option plans as then in effect or, if no shares are available under stock option plans then in effect, or any subsequently enacted stock option plan, as applicable, except that they may be exercised in any amount, at any time after being vested until three (3) years from date of termination of employment and are irrevocable during that period. Should there not be sufficient options available or usable under the Company's stock option plans as then in effect, the Company will use its best efforts to cause a new stock option plan to be adopted which will cover the options subject to the Performance Bonus. If no new stock option plan is adopted, the Company will grant SAR's shares of Common Stock or make a cash payment to the Executive of substantially similar value, within thirty (30) days from the date that it is determined that a sufficient number of options are not available. Notwithstanding anything set forth in this Section 4(d), in no event shall the options granted to the Executive, if any, as the Performance Bonus with respect to any fiscal year during the Employment Term exceed four percent (4%) of the Company's outstanding shares of capital stock.

          (e) Notwithstanding anything set forth in Section 4(d), when calculating if the Revenue Goal or Net Profit Goal has been attained in any particular fiscal year, the Company's Compensation Committee shall make such adjustments as are equitable to the Executive and the



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

Company to account for any acquisitions of companies or businesses by the Company or its subsidiaries.

          (f) Should there be a Change of Control of the Company or any other transaction in which the Company is not the surviving entity during the Employment Term, then as part of that transaction, the Company will require the surviving entity to modify their Agreement in a fair and equitable manner to provide the Executive the same type of benefits that he is entitled to earn pursuant to Section 4(e) of this Agreement.

          (g) All options granted to the Executive pursuant to the Agreement or referred to herein, to the extent permitted by applicable law, shall be transferable and assignable. Any unvested options granted to the Executive hereunder shall fully vest upon a Change in Control or upon a termination of this Agreement by the Executive for Good Reason.

          Section 5. Benefits, Vacation.

          (a) During the Employment Term, the Executive shall be entitled to such insurance and health and medical benefits as are generally made available to the senior executives of the Company, as a group, pursuant to such plans as are from time to time maintained by the Company; provided, however, that the Executive shall be required to comply with the conditions of coverage attendant to such plans.

          (b) During each contract year of the Employment Term, the Executive shall be entitled to six (6) weeks of vacation. The Executive shall take vacation at such time or times as the Executive desires, subject to the concurrence of the Company based upon the then current business needs and activities of the Company. Vacation shall accrue if unused during the term of employment. At the end of each fiscal year, any unused vacation time will be paid out to Executive based on Executive's annual salary in effect at that time.

          (c) During the Employment Term, the Executive shall be eligible to participate in the profit sharing and other benefit plans that the Company from time to time makes available to the senior executives of the Company as a group, subject to the terms, provisions and conditions of such plans, including, without limitation, any vesting periods and eligibility criteria.

          (d) During the Employment Term, the Company shall pay to the Executive a car allowance of $1,200 per month. The amounts paid and/or provided for in this Section 5(d) shall be reported by the Company on Internal Revenue Service Form 1099.

          Section 6. Business Expenses. The Executive shall be entitled to reimbursement for ordinary, necessary and reasonable business expenses actually incurred by the Executive during the Employment Term in the performance of the Executive's duties hereunder, if supported by such reasonable documentation as may be required by the Company in accordance with the Company's policies.



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          Section 7. Termination of Employment Term.

          (a) In the event of the death of the Executive during the Employment Term, the Executive's employment hereunder shall automatically terminate as of the date of death; provided, however, that the Executive's estate or legal representative, as the case may be, shall be entitled to receive, and the Company shall pay, any accrued and unpaid Salary for a one (1) year period following the date of death, any Performance Bonus that would be payable for the one (1) year period in which the Executive died which are properly owing to the Executive pursuant to Section 6 hereof.

          (b) In the event of the Executive's Incapacity, the Company may, in its sole discretion, terminate the Executive's employment hereunder upon written notice to the Executive; provided, however, that the Executive or the Executive's legal representative, as the case may be, shall be entitled to receive, and the Company shall pay, (i) any accrued and unpaid Salary for a one
(1) year period from the date of termination, less any amounts received by the Executive under any disability insurance policy maintained by the Company; and
(ii) any Performance Bonus that would be payable for the one (1) year period in which the Executive's employment is terminated (payment of which shall be for the entire year) due to Incapacity and reimbursement of business expenses which are properly owing to the Executive pursuant to Section 6 hereof, through the date of termination.

          (c) The Company shall have the right to terminate the Executive's employment under this Agreement at any time for Cause upon written notice to the Executive. In the event the Executive's employment hereunder is terminated by the Company for Cause, the Company shall only be obligated to pay accrued and unpaid Salary through the date of termination and the Company shall pay any accrued and unreimbursed business expenses which are properly owing to the Executive pursuant to Section 6 hereof through the date of termination.

          (d) The Company shall have the right to terminate the Executive's employment hereunder Without Cause at any time upon thirty (30) days' prior written notice to the Executive. If the Company terminates the Executive's employment hereunder Without Cause prior to December 31, 2003, the Company shall
(i) continue to pay the Salary to the Executive provided for hereunder for a period equal to the lesser of (x) eighteen (18) months from the date of termination and (y) the remaining period of the Employment Term and (ii) pay any unreimbursed business expenses which are properly owing to the Executive pursuant to Section 6 hereof through the date of termination. If the Company terminates the Executive's employment hereunder Without Cause after December 31, 2003, the Company shall (i) continue to pay Salary to the Executive provided for hereunder for a period equal to the greater of nine (9) months or the remaining period of the Employment Term and (ii) pay an unreimbursed business expenses which are properly owing to the Executive pursuant to Section 6 hereof through the date of termination. In addition, should the Executive's employment hereunder be terminated Without Cause, the Company shall pay to the Executive the Performance Bonus, if any, for the entire contract year in which the termination of the Executive's employment with the Company hereunder occurs. The Executive shall not be under any obligation to mitigate the Company's obligation pursuant to this Section 7(d) by securing other employment or otherwise.



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          (e) The  Executive  shall have the right to terminate  his  employment with the Company hereunder for Good Reason, upon not less than thirty (30) days prior written notice to the Company. Should the Executive terminate his employment hereunder for Good Reason, the Company shall be obligated to make the payments to the Executive provided for in Section 7(d) hereof upon the termination of the Executive's employment by the Company Without Cause.

          (f) The failure of the Company to continue the employment of the Executive upon expiration of the entire two (2) year Employment Term shall not be considered a termination of employment for purposes of this Agreement. The Company's obligations with respect to the Performance Bonus for the last year of the Employment Term, if any, shall survive the expiration of this Agreement.

          Section 8. Inventions. Any Inventions originated or conceived by the Executive related to the Company's business during his employment by the Company or any Affiliate of the Company or with the use or assistance of the facilities, materials or personnel of the Company or any Affiliate of the Company, either solely or jointly with others, during the period of employment with the Company or any Affiliate of the Company, shall be the sole and exclusive property of the Company. The Executive hereby irrevocably assigns and transfers to the Company and agrees to transfer and assign to the Company all of his right, title and interest in and to all Inventions, and to applications for patents and patents granted upon such Inventions and to all copyrightable material related thereto developed by the Executive or under his supervision. The Executive agrees for himself and his heirs and personal representatives, upon the request of the Company and at the Company's expense, to do such acts, to execute such documents and instruments and to participate in such legal proceedings as from time to time may be necessary or required to apply for, secure, maintain, reissue, extend or defend the worldwide rights of the Company in any of the Inventions.

          Section 9. Restrictions Respecting Competing Businesses, Confidential Information, etc. The Executive acknowledges and agrees that by virtue of the Executive's position and involvement with the business and affairs of the Company, the Executive will develop substantial expertise and knowledge with respect to the most significant aspects of the Company's business, affairs and operations and will have access to all significant aspects of the business and operations of the Company and to Confidential and Proprietary Information of the Company.

          (a) The Executive hereby covenants and agrees that, during the Employment Term and thereafter, unless otherwise authorized by the Company, the Executive shall not, directly or indirectly, under any circumstance: (i) disclose to any other Person (other than in the regular course of business of the Company) any Confidential and Proprietary Information, other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Company; (ii) act or fail to act so as to impair the confidential or proprietary nature of any Confidential and Proprietary Information; (iii) use any Confidential and Proprietary Information related to the Company's business other than for the sole and exclusive benefit of the Company; or (iv) offer or agree to, or cause or assist in the inception or continuation of, any such disclosure, impairment or use of any Confidential and Proprietary Information. Following the Employment Term, the Executive shall return all documents, records and other items containing any Confidential and Proprietary Information to the Company (regardless of the medium in



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

which maintained or stored), without retaining any copies, notes or excerpts thereof, or at the request of the Company, shall destroy such documents, records and items (any such destruction to be certified by the Executive to the Company in writing).

          (b) The Executive covenants and agrees that, while the Executive is employed by the Company and for one (1) year after the Executive ceases to be employed by the Company, if the Executive (i) voluntarily terminates his employment with the Company, other than a termination by the Executive for Good Reason or (ii) is terminated by the Company for Cause, the Executive shall not, directly or indirectly, manage, operate or control, or participate in the ownership, management, operation or control of, or otherwise become interested in (whether as an owner, stockholder, partner, lender, consultant, Executive, agent, supplier, distributor or otherwise) any Competing Business or, directly or indirectly, induce or influence any customer or other Person that has a business relationship with the Company, or any Affiliate of the Company, to discontinue or reduce the extent of such relationship or modify its relationship with the Company in a manner that is materially adverse to the Company; provided that in the case of a termination by the Executive pursuant to clause (i) the Company at all times continues to pay the amounts owing to the Executive pursuant to Section 7(b) hereof. For purposes of this Agreement, the Executive shall be deemed to be directly or indirectly interested in a business if he is engaged or interested in that business as a stockholder, director, officer, Executive, agent, partner, individual proprietor, consultant, advisor or otherwise, but not if the Executive's interest is limited solely to the ownership of not more than 5% of the securities of any class of equity securities of a corporation or other Person whose shares are listed or admitted to trade on a national securities exchange or are quoted on NASDAQ or a similar means if NASDAQ is no longer providing such information.

          (c) While the Executive is employed by the Company and for one (1) year after the Executive ceases to be an employed by the Company, the Executive shall not, directly or indirectly, solicit to employ for himself or others any employee of the Company or any Affiliate of the Company who was an employee of the Company or any Affiliate of the Company as of the date of the termination of the Executive's employment with the Company, or to solicit any such employee to leave such employee's employment or join the employ of another, then or at a later time; provided that the foregoing shall not apply to any family member of the Executive who is employed by the Company or any such Affiliate or the Executive's administrative assistant.

          (d) The parties agree that nothing in this Agreement shall be construed to limit or negate the common law of torts, confidentiality, trade secrets, fiduciary duty and obligations where such laws provide the Company with any broader, further or other remedy or protection than those provided herein.

          (e) Following the termination of the Executive's employment with the Company or the expiration of the Employment Term, the Executive shall return all Company property in his possession to the Company.

          (f) Because the breach of any of the provisions of this Section 9 may result in immediate and irreparable injury to the Company for which the Company may not have an adequate remedy at law, the Company shall be entitled, in addition to all other rights and remedies, to a decree of specific performance of the restrictive covenants contained in this Section 9 and to an injunction enjoining such breach, without posting a bond or furnishing similar security.

          Section 10. Severability. Each term and provision of this Agreement is severable; the invalidity, illegality or unenforceability or modification of any term or provision of this Agreement shall not affect the validity, legality and enforceability of the other terms and provisions of this Agreement, which shall remain in full force and effect. Since it is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought, should any particular provision of this Agreement be deemed invalid, illegal or unenforceable, the same shall be deemed reformed and amended to delete that portion that is adjudicated to be invalid, illegal or unenforceable and the deletion shall apply only with respect to the operation of such provision and to the extent of such provision and, to the extent that a provision of this Agreement would be deemed unenforceable by virtue of its scope, but may be made enforceable by limitation thereon, each party agrees that this Agreement shall be reformed and amended so that the same shall be enforceable to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought.

          Section 11. Assignment. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of each of the parties hereto, the heirs, executors, administrators and legal representatives of the Executive and the successors and permitted assigns of the Company. Neither this Agreement nor any rights or benefits hereunder may be assigned by the Executive or the Company without the prior written consent of the other party hereto, except that the Company may assign any of its rights or obligations hereunder to any other Person which purchases all or substantially all of the common stock or assets of the Company or is the successor to the Company by merger, consolidation, recapitalization or other similar transaction.

          Section 12. Amendment; Entire Agreement, etc. This Agreement may not be modified, amended, altered or supplemented except by a written agreement executed by the parties hereto. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior and/or contemporaneous agreements and understandings of any kind and nature (whether written or oral) between the parties with respect to such subject matter, all of which are merged herein (including, without limitation, the Prior Employment Agreement).

          Section 13. Waiver. Waiver by either party of either breach of or failure to comply with any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement, any such waiver must be in writing to be limited to the specific matter and instance for which it is given. No waiver of any such breach or failure or of any term or condition of this Agreement shall be effective unless in a written instrument and signed by the waiving party and delivered, in the manner required for notices generally, to the affected party.

          Section 14. Notices. All notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms of this Agreement to be given to any person shall be in writing, and shall be delivered personally or sent by certified mail, return receipt requested (postage prepaid) or by telecopy, to the parties at the following addresses or telecopy numbers, as applicable:

          If to the Executive:

                 Mr. Edward G. Newman
                 Xybernaut Corporation
                 12701 Fair Lakes Circle
                 Suite 550
                 Fairfax, VA  22033
                 Telecopier: (703) 631-7070

          If to the Company:

                 Xybernaut Corporation
                 12701 Fair Lakes Circle
                 Suite 550
                 Fairfax, VA  22033
                 Attention:  Secretary
                 Telecopier:  (703) 631-6734

          With a copy to:

                 Jenkens & Gilchrist Parker Chapin LLP
                 The Chrysler Building
                 405 Lexington Avenue
                 New York, NY  10174
                 Attention:  Martin Eric Weisberg, Esq.
                 Telecopier:  (212) 704-6288

or to such other address as a party may have furnished to the other parties in writing in accordance herewith. Any notice, consent, direction, approval, instruction, request or other communication given in accordance with this
Section 14 shall be effective after it is received by the intended recipient.

          Section 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD OR REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAWS. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED WITHOUT REGARD TO ANY PRESUMPTION AGAINST THE PARTY CAUSING THIS AGREEMENT TO BE DRAFTED.

          Section 16. Arbitration. The parties agree that with respect to any dispute or claim hereunder, either party shall be entitled to submit the claim or dispute to binding arbitration to be held in Fairfax County, Virginia, in accordance with the rules and procedures of the American Arbitration Association (the "AAA"). The party or parties requesting arbitration shall serve upon the other party a demand therefor, in writing, specifying in detail the controversy and matter(s) to be submitted to arbitration. The selection of arbitrators and the arbitration proceedings shall be conducted pursuant to the rules for resolution of commercial disputes promulgated by the American Arbitration Association (the "AAA") and the procedures of the AAA from time to time in effect for the resolution of commercial disputes. Each party shall designate one (1) arbitrator and the two (2) arbitrators shall designate a third arbitrator. If the two (2) arbitrators are not able to agree on the third arbitrator, the third arbitrator shall be chosen from a listing of available arbitrators designated by the AAA in accordance with the procedures of the AAA. An arbitration conducted pursuant to this Section 16 shall be the sole and exclusive remedy for the resolution of any such dispute or claim arising out of or relating to this Agreement. The determination of the arbitrators shall be conclusive and binding on the parties. The arbitrators shall, in addition to making an award, be entitled to determine that the costs and expenses incurred by the prevailing party in the arbitration (including, without limitation, reasonable attorneys' fees and expenses and the costs of the AAA) be paid by the other party to the arbitration. Judgment on the decision of the arbitrators may be entered in any court of competent jurisdiction. Each of Executive and Company hereby (i) irrevocably consents to the exclusive personal jurisdiction of the courts of the Commonwealth of Virginia located in Fairfax County, Virginia for this purpose; (ii) waives any right to contest the venue of such courts; or (iii) to assert that such courts constitute an inconvenient forum.

          Section 17. Headings; Counterparts. The headings contained in this Agreement are inserted for reference purposes only and shall not in any way affect the meaning, construction or interpretation of this Agreement. This Agreement may be executed in two (2) counterparts, each of which when executed shall be deemed to be an original, but both of which, when taken together, shall constitute one and the same document.



                           [INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement as of the date first above written.




                                       -----------------------------------------
                                       Edward G. Newman




                                       XYBERNAUT CORPORATION


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title: